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                                AMENDMENT NO. 4
                          TO THE AMENDED AND RESTATED
                           MASTER DISTRIBUTION PLAN

                            (Investor Class Shares)

   The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective April 10, 2006, as follows:

   WHEREAS, on October 27, 2005, the Board of Trustees of AIM Growth Series approved the addition of AIM Small Cap Growth Fund to the Plan; and

   WHEREAS, the parties desire to amend the Plan to reflect the merger of AIM Small Company Growth Fund;

   NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                      TO
                           THE AMENDED AND RESTATED
                           MASTER DISTRIBUTION PLAN
                            (INVESTOR CLASS SHARES)

AIM EQUITY FUNDS

Portfolio - Investor Class Shares

AIM Diversified Dividend Fund
AIM Large Cap Growth Fund

AIM FUNDS GROUP

Portfolio - Investor Class Shares

AIM Basic Balanced Fund

AIM GROWTH SERIES

Portfolio - Investor Class Shares

AIM Small Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS

Portfolio - Investor Class Shares

AIM European Growth Fund

AIM INVESTMENT SECURITIES FUNDS

Portfolio - Investor Class Shares

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AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Municipal Bond Fund
AIM Real Estate Fund

AIM SECTOR FUNDS

Portfolio - Investor Class Shares

AIM Technology Fund

AIM STOCK FUNDS

Portfolio - Investor Class Shares

AIM Dynamics Fund"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: April 10, 2006